UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2017

Paperweight Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-82084-01	39-2014992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O Box 359, Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 920-734-9841

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Appvion, Inc. (the “Company”) announced today that Thomas J. Ferree, Senior Vice President of Finance and Chief Financial Officer of Appvion, Inc. and Senior Vice President of Paperweight Development Corp. has notified the Company that he will retire effective June 30, 2017.

(c) Appvion, Inc. also announced today that Luke Kelly, currently the Corporate Controller of Appvion, Inc. will be promoted to Vice President of Finance and Chief Financial Officer of Appvion, Inc. and Vice President of Finance of Paperweight Development Corp. effective July 1, 2017.

Mr. Kelly, age 48 , joined Appvion as Corporate Controller in March 2016 following 16 years of progressive financial management experience with The Manitowoc Company, a $3.4 billion multi-industry, capital goods manufacturer with manufacturing, distribution and service facilities in 20 countries. Mr. Kelly served as senior vice president of finance & IT for the company’s $1.7 billion foodservice segment. Prior to that, he served as vice president of finance for the Lattice Crawler Crane & Crane Care product lines.

Mr. Kelly’s career at The Manitowoc Company included other senior level financial positions including global controller, financial and project leader for ERP implementation, Sarbanes & Oxley Act implementation leader, and financial planning and analysis manager.

Prior to joining The Manitowoc Company, Mr. Kelly held financial management positions with a division of Case/New Holland Corp. and with Nestlé Foods USA. Mr. Kelly earned a master’s degree in business administration from Marquette University and bachelor’s in business administration/accounting from St. Norbert College in De Pere, Wisconsin. Mr. Kelly is a certified public accountant (CPA), a chartered global management accountant (CGMA) and a Six Sigma Black Belt.

In connection with his promotion, Mr. Kelly will receive an annual salary of $300,000, an annual incentive target of 50%, and long term incentive grants with value of $235,000 composed of 50% long term incentives and 50% restricted stock units of Paperweight. Mr. Kelly will also receive a Termination Protection Agreement in the form previously filed by Paperweight with the SEC.

Item 9.01(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Appvion, Inc. dated June 7, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2017

By:	/s/ Thomas J. Ferree
Senior Vice President Finance, Chief Financial Officer and Treasurer